EXHIBIT 3.2 - BY-LAWS FOR Segway III Corp.
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                     BY-LAWS
                       OF
                   Segway III Corp.
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                     ARTICLE I
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  OFFICES AND AGENT
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  The registered office of the corporation shall be
  located at 4400 Route 9, 2nd Floor, Freehold, New
  Jersey 07728.  The corporation may also establish
  and have offices at such other place or places as
  may from time to time be designated by the Board of
  Directors.  The registered agent of this
  corporation at such office is Richard I. Anslow.
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                     ARTICLE II
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  SEAL
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  The corporation shall have a seal with the name of
  the corporation, the year of its organization, the
  words "Incorporated" and "New Jersey" thereon.
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                    ARTICLE III
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  STOCKHOLDERS' MEETINGS
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  Section 1.    Annual Meeting.  The annual meeting
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  of the shareholders for the election of directors
  and for the transaction of such other business as
  may properly come before it, shall be held in the
  Township of Freehold and State of New Jersey, or at
  such other place the Board of Directors may
  designate, on the 1st day of May.  If such date
  shall be a Saturday, Sunday or legal holiday, said
  meeting shall be held on the next business day.
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  Section 2.      Quorum.  The presence, in person or
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  by proxy, of shareholders holding at least
  fifty-one (51%) percent of the shares entitled to
  vote shall be necessary to constitute a quorum.
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  Section 3.     Special Meetings.  Special meetings,
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  other than those regulated by statute, may be
  called at any time by a majority of the Board of
  Directors, by the President or as permitted by law.
  It shall be the duty of the President or the Board
  of Directors to call such meetings whenever so
  requested, in writing, by the shareholders of
  record who own at least fifty-one (51%) percent of
  the shares of stock of the corporation entitled to
  vote at such meetings.  Notice of such meetings
  shall specify the object or objects thereof, and no
  other business than that specified in such notice
  shall be considered at any such meeting except upon
  unanimous consent of all shareholders entitled to
  notice thereof.
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  Section 4.     Notice of Meetings.  A written or
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  printed notice of each annual or special meeting of
  the shareholders of the corporation, signed by the
  President, Vice-President or Secretary, which shall
  state the time, place and objects of such meeting
  including, when necessary, the number of directors
  to be elected, shall be delivered personally or by
  mail, not less than ten (10) days nor more than
  sixty (60) days before the date of the meeting, to
  each shareholder of record entitled to notice.  If
  mailed, the notice shall be mailed to the
  shareholder at his address as it appears on the
  records of the corporation, unless he shall have
  filed with the Secretary of the corporation a
  written request that notices intended for him be
  mailed to some other address, in  which case it
  shall be mailed to the address designated in such
  request.  Any shareholder may, in writing, waive
  notice of any meeting, and such waiver may be
  signed before or after the meeting.
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  Section 5.     Proxies.  Any shareholder entitled
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  to vote may be represented at any regular or
  special meeting of the shareholders by a duly
  appointed proxy.  All proxies shall be written and
  properly signed, but shall require no other
  attestation and shall be filed with the Secretary
  of the meeting before being voted.
  Section 6.Action Without Meeting.  The shareholders
  may take action without a meeting by written
  consent, in the manner prescribed by the New Jersey
  Statutes.  Such written consent or consents shall
  be filed in the minute book.
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                    ARTICLE IV
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  DIRECTORS
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  Section 1.     Number, Term of Office and Removal.
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  The Board of Directors of the corporation shall
  consist of one (1) member.  Directors need not be
  shareholders or residents of the State of New
  Jersey.  The directors shall be elected at the
  annual meeting of the shareholders of the
  corporation, and each director shall be elected to
  serve until the next annual meeting of
  shareholders, or until his successor shall have
  been elected and qualified or until their earlier
  resignation or removal.  Any director may be
  removed, either with or without cause, and his
  successor is elected at any time by a vote of the
  majority of the shareholders at a special meeting
  called for this purpose.  Any other  vacancy
  occurring in the Board of Directors may be filled
  for the unexpired term by vote of the remaining
  directors although less than a quorum.
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  Section 2.     Duties and Powers.  The Board of
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  Directors shall have the control and management of
  the affairs of the corporation and shall exercise
  all such powers of the corporation, and do all such
  lawful acts and things necessary or expedient in
  the control and management thereof, as are not
  required to be exercised or done by the
  shareholders.  The directors may adopt such rules
  and regulations for the conduct of their meetings
  and the management of the corporation as they may
  deem proper, not inconsistent with law.
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  Section 3.     Meetings.  Meetings of the Board of
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  Directors shall be held at the office of the
  corporation, or at any other place which the
  President or a majority of the Board of Directors
  may from time to time designate.  There shall be an
  annual meeting of the Board of Directors held upon
  the day of their election, or as soon thereafter as
  convenient.  Other regular meetings of the Board of
  Directors shall be held at such times and places as
  the Board of Directors shall from time to time by
  resolution prescribe.  Meetings of the Board of
  Directors shall be held whenever called by the
  President.  The Secretary shall call a meeting of
  the Board of Directors whenever requested in
  writing by one of the directors.  Five (5) days of
  notice shall be given to each director by the
  Secretary of each meeting of the Board of
  Directors.  Such notice may be given by mail,
  telegram, telephone or in person.  The Board of
  Directors may meet to transact business at any time
  and place without notice, provided all members
  shall be present, or if any member or members not
  present shall waive notice of such meeting in
  writing.  Fifty-one (51%) percent of the directors
  shall constitute a quorum for the transaction of
  business, but the director or directors present, if
  less than a quorum, may adjourn any meeting from
  time to time until such quorum shall be present.
  All matters coming before the Board of Directors
  shall be determined and decided by the majority
  vote of the quorum.
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  Section 4.    Action Without Meeting.  The Board of
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  Directors may act without a meeting if, prior to
  such action, each member of the Board of Directors
  shall consent in writing thereto.  Such  consent or
  consents shall be filed in the minute book.
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                       ARTICLE V
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  WAIVERS OF NOTICE
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  Any notice required by these By-Laws, the
  Certificate of incorporation or the law of the
  State of incorporation may be waived in writing by
  any person entitled to notice.  The waiver or
  waivers may be executed either before, at or after
  the event with respect to which notice is waived.
  Each director or shareholder attending a meeting
  without protesting the lack of proper notice, prior
  to the conclusion of the meeting, shall be deemed
  conclusively to have waived such notice.
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                    ARTICLE VI
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  OFFICERS
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  Section 1.     Election.  The Board of Directors
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  immediately after the annual meeting of the
  shareholders shall meet and elect a President,
  Secretary and Treasurer.  They may elect such other
  officers as the needs of the corporation may from
  time to time require.  All officers shall serve for
  one (1) year, or until the election and
  qualification of their successors or until their
  earlier resignation or removal, subject to the
  power of the directors to remove any officer
  without cause by a majority vote of the Board of
  Directors.  Any two or more offices may be held by
  the same person, but no officer shall execute,
  acknowledge, or verify any instrument in more than
  one capacity if such instrument is required by law
  or by the By-Laws to be executed, acknowledged, or
  verified by two or more officers.  The compensation
  of the officers shall be fixed by the Board of
  Directors.  Appointment or election to a corporate
  office shall not, of itself, establish or create
  contract rights.
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  Section 2.     President.  The President shall
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  preside at all meetings of the Board of Directors,
  and shall act as temporary chairman at and call to
  order all meetings of the shareholders.  The
  President shall be the chief executive officer of
  the corporation and shall perform all duties
  commonly incident to his office and shall have
  general supervision of the affairs of the
  corporation, subject to the authority of the Board
  of Directors.  The President shall report to the
  Board of Directors from time to time all matters
  coming to his notice, relating to the interests of
  the corporation, that should be brought to the
  attention of the Board of Directors.
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  Section 3.     Vice President.  The Vice President
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  shall perform such duties and have such authority
  as from time to time may be delegated to him by the
  Board of Directors or the President.  The Vice
  President shall have and exercise all the powers
  and duties of the President in case of his absence
  or inability to act.
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  Section 4.     Secretary.  The Secretary shall
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  cause notices of all meetings to be served as
  prescribed in these By-Laws and keep or caused to
  be kept the minutes of all meetings of the
  Shareholders and the Board of Directors.  The
  Secretary shall have charge of the seal of the
  Corporation.  The Secretary shall perform such
  other duties and possess such other powers as are
  incident to that office or as are assigned by the
  President or the Board of Directors.
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  Section 5.     Treasurer.  The Treasurer shall have
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  the care and custody of all the funds and
  securities of the corporation, and shall perform
  such other duties as the President or the Board of
  Directors may from time to time prescribe.  The
  Treasurer shall keep or cause to be kept full and
  accurate regular books of account.
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                     ARTICLE VII
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  CAPITAL STOCK
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  Section 1.     Certificates.  Certificates of stock
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  shall be signed by the President or Vice President,
  and countersigned by the Secretary or Treasurer and
  sealed with the seal of the corporation.  Each
  certificate of stock shall plainly state upon the
  face thereof the number of shares of the class
  which it represents and any other statements
  required by law.  All certificates exchanged or
  returned to the corporation shall be marked
  "canceled" by the Secretary, with the date of
  cancellation.
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  Section 2.     Transfers.  All transfers of stock
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  shall be made upon the books of the corporation,
  and must be accompanied by the surrender of the
  duly endorsed certificate representing the stock
  transferred.  Transfer books may be closed ten (10)
  days before the annual meeting of the shareholders.
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                     ARTICLE VIII
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  FISCAL YEAR
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  The fiscal year of the corporation shall be
  determined by the filing of the first  Federal
  corporate income tax return.
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                      ARTICLE IX
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  AMENDMENTS
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  These By-Laws may be altered, amended, or repealed
  by Shareholders owning fifty-one (51%) percent of
  the shares of the corporation or a majority of the
  Board of Directors.   Any By-Laws adopted, amended
  or repealed by the Shareholders may be amended or repealed by the Board of Directors, unless the resolution of the Shareholders adopting such By-Laws expressly reserves to the Shareholders the right to amend or repeal it.
                       ARTICLE X
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  INDEMNIFICATION
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  Every person who is or was a director or officer,
  employee or agent of the Corporation, or any person who serves or has served in any capacity with any other enterprise at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permitted by law. The Corporation shall indemnify such persons against all expenses and liabilities reasonably incurred by or imposed on them in connection with any proceedings to which they have been or may be made parties, or any proceedings in which they may become involved by reason of being or having been a director or officer of the Corporation, or by reason of serving or having served another enterprise at the request of the Corporation, whether or not in the capacities of directors or officers of the Corporation at the time the expense or liabilities are incurred.
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